THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSED ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"0 SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                          QUIKBIZ INTERNET GROUP, INC.

                                SUBORDINATED NOTE


No. 1 June 25, 1998                                                  $50,000.00

         QUIKBIZ INTERNET GROUP, INC., a Nevada Corporation f/k/a Algorhythm Technologies, Corp. (the "Company"), for value received, hereby promises to pay to Cella Reyee or registered assigns (the "Payee") on June 25, 1999 (the "Maturity Date") at the offices of the Company, at 5310 N.W. 33rd Avenue, Suite 212, Fort Lauderdale, Florida 33309, the principal amount of Fifty Thousand Dollars ($50,000.00), including interest at the rate of twelve percent 912%) per annum accrued through the Maturity Date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                      THERE SHALL BE NO PREPAYMENT PENALTY

         This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company which provides for an aggregate of $50,000.00 in face amount Note to be issued.
         Payment of principal interest shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity.
         This Note shall be construed and enforced in accordance with the laws of the State of Florida.
         No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder, officer, director or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any statute or by the enforcement of any assessment or otherwise, all such liability of the incorporations, stockholders, officers, directors and agents being waived, released and surrendered by the holder hereof by the acceptance of this note.

        IN WITNESS WHEREOF, QUIKBIZ INTERNET GROUP, INC. has caused this Note to be signed in its name by its President.

QUIKBIZ INTERNET GROUP, INC.
     /s/ Andrew D. Smith
BY: _____________________________
    Andrew D. Smith, President

                          QUIKBIZ INTERNET GROUP, INC.
                             (A Nevada Corporation)
                                  "A" WARRANTS
                  This Warrant will be exercisable for a period
                    of one year from the date of this Warrant

         THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED the registered owner of Stock Purchase "A" Warrants ("A" Warrants") set forth below, or registered assign ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from QUIKBIZ INTERNET GROUP, INC., a Nevada corporation ("Company"), for each Warrant held, one Share of Common Stock, at a purchase price per share of $.17 per share of $4,250 for all 25,000 Shares. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share may be adjusted from time to time as hereinafter set forth. The exercise price for a share of Common Stock is hereinafter sometimes referred to as the "Exercise Price."

     (a) Exercise of Warrant. Prior to the expiration date, subject to the provisions set forth below, this Warrant may be exercised in whole or in part by presentation and surrender thereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company then be closed or that certificates representing such Common Stock shall not then be actually delivered to the Holder.

     (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of its shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     (c) Fractional Shares. No fractional shares or scrip representing factional shares shall be issued upon exercise of this Warrant. With respect to any faction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share.

     (d) Exchange, Assignment, or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.

     (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

    (f)   Anti-Dilution Provisions.

          (1) Adjustment of Number of Shares. In case the Company shall at any time issue shares of Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company, or subdivide or combine (by way of reverse stock split or otherwise), the outstanding shares of Common Stock, the Exercise Price shall be proportionately increased or decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution, or decreased in the case of such subdivision or increased in the case of such combination).

          (2) No Adjustment for Small Amounts. Anything in this Section (O to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

          (3) Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

     (g) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of shares of common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company, with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as en entirety or substantially as a entirety, the Company shall cause effective provision to be made so that the holder shall have the right hereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stockholders upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (h)  Transfer to Comply with the Securities Act of 1933.

          (1) This warrant or any other security issued or issuable upon exercise of this warrant may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this warrant may legally be transferred pursuant to Section (d) hereof without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provision of this Section (k) with respect any resale or other disposition of such securities.

          (2) The Company may cause the following legend to be set forth on each certificate representing Warrants or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (j) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                    "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

     (i) Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Florida.

Date:    June 26, 1998                           QUIKBIZ INTERNET GROUP, INC.,
                                                 a Nevada corporation
                                                    /s/ Andrew D. Smith
Name of Registered Holder: Cella Reves           By: ________________________
                                                    Andrew D. Smith, President
Number of Warrants: 25,000

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.


No. 1                                                         $25,000 Warrants

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK
                          QUIKBIZ INTERNET GROUP, INC.

         This certifies that FOR VALUE RECEIVED Cella Reves is the owner of the number of Warrants ("Warrants") specified above. Each Warrant entitles the Registered holder to purchase one fully paid and non-assessable share of Common Stock, $0.00467 par value ("Common Stock") of QuikBIZ Internet group, Inc., a Nevada Corporation f/k/a Algorhythm Technologies, Corp., (the "Company") at any time commencing June 26, 1998 and prior to the Expiration Date (as hereinafter defined), upon presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly exercised, at the corporate office of the Company, at 5310 N.W. 33rd Avenue, Suite 212, Fort Lauderdale, Florida 33309, accompanied by payment of an amount equal to $0.17 per share.
         Each Warrant represented hereby is exercisable at the option of the Registered Holder. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.
         The term "Expiration Date" shall mean 5:00 P.M. Eastern time on June 26, 1999. If such date shall in the State of Florida be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. Eastern time the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Expiration Date.
         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions.
         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, QUIKBIZ INTERNET GROUP, INC. has caused this Warrant to be executed by its President.

QUIKBIZ INTERNET GROUP, INC.
a Nevada Corporation
     /s/ Andrew D. Smith
BY: ____________________________
    Andrew D. Smith, President